SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934

                                Date of Report:
                                 July 15, 1997


                     PACER TECHNOLOGY
      (Exact name of registrant as specified in its charter)


                     California
(State or other jurisdiction of incorporation or organization)




   0-8864                                      77-0080305
Commission File No.                               IRS Employer
                                                  Identification No.



  9420 Santa Anita Avenue, Rancho Cucamonga,  California  91730
  (Address of principal executive office)              (Zip Code)





                             909-987-0550
                      (Issuer's telephone number,
                                including area code)











Item 2.   Acquisition or Disposition of Assets

On July 15, 1997, Pacer Technology ("Pacer") completed the acquisition of substantially all of the assets of California Chemical Specialties, Inc. ("Cal. Chem"). The assets purchased from Cal. Chem primarily consisted of trade accounts receivable, inventory, fixed assets, and proprietary formulas. In addition, Pacer assumed the liability for trade accounts payable as of the closing date. The total purchase price consisted of approximately $2,575,000 cash. The purchase price was based on the estimated value of future cash flows from operations. The transaction was financed by Comerica Bank utilizing Pacer's existing line of credit facility. The final costs for this acquisition have not been finalized. However, these will be reported on Form 8-KA when submitted.

Cal. Chem. is known for its high quality and extensive research and development capabilities. The company has a dominant market position in the domestic acrylic nail care industry. This acquisition substantially enhances Pacer's competitive position in the nail care market and brings many synergies to the core business.

Cal. Chem. has annual revenues of approximately $2.8 million and leases a 4500 square foot facility in Corona, California. Pacer intends to operate this facility for approximately one year, and subsequently plans to relocate the operation to an existing Pacer location. There can be no assurance that actions to integrate the operation will materially improve Cal Chem's results of operation.































Item 7.  Financial Statements and Exhibits


(a) Financial Statements of businesses acquired - California
      Chemical Specialties, Inc.

      Audited financial statements will be submitted with the amended Form 8-K on Form 8-KA on or before September 13, 1997.

(b)   Proforma Financial Statements

      Audited pro forma financial statements will be submitted with the amended Form 8-K on Form 8-KA, on or before September 13, 1997.

(c)   Exhibits:

      2.1  Asset Purchase Agreement

















                                  AGREEMENT
                                    between
                CALIFORNIA CHEMICAL SPECIALTIES, INC. - SELLER
                                      and
                         PACER TECHNOLOGY - PURCHASER
                                      re
             SALE OF GOING BUSINESS AND ASSETS OF ENTIRE BUSINESS


      This agreement (Agreement) is made by and between PACER TECHNOLOGY (Purchaser), a California Corporation having its principal office at 9420
 Santa Anita Avenue, Rancho Cucamonga, California 91730, and CALIFORNIA CHEMICAL SPECIALTIES, INC., (Seller or CCS), a California Corporation having its principal office at 1805 Sampson Ave., Corona, California 91719 (Business Premises), the transactional subject-matter of which is the sale to Purchaser of the entirety of the assets, good-will and going concern value of Seller. For reference purposes only, this Agreement is dated June 27, 1997.

                                   Recitals

      A. Seller conducts a business (Business) under the name California Chemical Specialties which primarily engages in the business of formulating, producing, and selling, in bulk, liquids and powders to customers in the nail care industry. All business of Seller is conducted at and from the Business Premises.

      B. Eugene Packer (Packer) is the principle shareholder and employee of Seller and has all of the essential the skill, knowledge and expertise relative to creating the formulizations that are the basis for the goods produced and sold by Seller. As used herein, the term Seller includes Packer wherever the context requires. Further, any intangible or tangible property associated with the Seller's business operations which is owned or controlled by Packer is being sold hereunder to Purchaser.

      C. Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser, on the terms and subject to the conditions of this Agreement, all of Seller's business and properties.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

                                   Agreement

      1. PURCHASE AND SALE OF ASSETS: Subject to the terms and conditions set forth in this Agreement, on the Closing Date and through the Escrow hereafter identified, for the purchase price hereafter specified, Seller agrees to sell, assign, transfer, convey, set over and deliver to Purchaser, and Purchaser agrees to purchase from Seller, all of the assets, properties, goodwill and business of Seller's business, of every nature, kind, character and description, whether tangible, intangible, real, personal, or mixed, and wherever located (all of which are sometimes collectively referred to as the Assets), including, without limitation:

      (i) all property and rights listed as assets of Seller in the schedules attached to this Agreement;

                                     plus

      (ii)     Inventory as defined in Section 1.1 existing as of Closing;

                                    plus

      (iii) all fixed assets located at, about or within the Business Premises as well as the supplies, equipment, machinery, furniture, fixtures, motor vehicles, claims and rights under leases, contracts, notes, evidences of indebtedness, purchase and sales orders, goodwill of any nature, business name [California Chemical, California Chemical
               Specialties, or any name similar thereto], copyrights, service marks, trademarks, trade names, trade secrets, patents, patent applications, licenses, royalty rights, deposits, and rights and claims to refunds and adjustments of any kind;

                                    plus

      (iv) all of the processes, formulas, formulizations, recipes, and accurate instructions relating to production and manufacture of same, whether or not actually used by Seller or Packer in the Business;

                                    plus

      (v) all receivables, as defined in Section 1.2 as they exist at Closing;

                                    plus

      (vi) all assets and property acquired by, on behalf of, or for the benefit of the Business through the Closing;

                                    but

      (vii) excepting therefrom assets disposed of in the ordinary course of business of the Business or as permitted by this Agreement which occur prior to Closing.

1.1 Inventory Assets: Inventory shall mean at Closing, all raw materials, work-in-progress, finished goods, stock -in-trade, and merchandise but excluding obsolete and slow moving items as determined by Purchaser
     when the Inventory is taken for Closing.   A written itemization of the
     Inventory will be prepared and attached hereto as Schedule 1.1. by Escrow Agent [Section 5].

      1.1.1 Taking Inventory: Representatives of Seller and Purchaser shall meet at the Business Premises after the close of business on the day prior to the Closing and take a physical inventory associated with the Business. The Inventory of the Business shall be a written itemization of those items constituting Inventory as defined in Section 1.1 immediately above with the Seller's most recent purchase price for each item being specified opposite each such listed item. Seller shall not utilize or consume any of the inventory after compiling Schedule 1.1 through Closing.

1.2 Cash and Receivables: Seller will retain all cash and close cash equivalents. Purchaser will purchase the good receivables of the Business as they exist at Closing. Good receivables shall mean those accounts receivable of Seller exclusive of uncollectible receivables as determined by Purchaser determined as of the close of business on the day immediately prior to the Closing Date and an Accounts Receivable Report showing the amount of each good Receivable acceptable to Purchaser shall be attached hereto as Schedule 1.2 by Escrow Agent
      [Section 5]. After compiling Schedule 1.2, all Receivables of the Business shall be held for delivery to Purchaser at Closing.

1.3 Working Capital Amount: Working Capital Amount shall mean: (i) the Inventory value as listed in Schedule 1.1; plus (ii) the value of all Receivables as listed on Schedule 1.2; minus (iii) all accounts payable as listed on Schedule 3.

1.4 Assets to be Sold Free of Encumbrances: Except as may be specified herein, the Assets are sold by the Seller to Purchaser free and clear of any and all liens, encumbrances, or claims of any third person, firm or entity whatsoever.

1.5 Deposits and Prepayments: It is understood, acknowledged and agreed that Purchaser shall be entitled to receive, as they become due, all security and other deposits, pre-paid rent and the like at such time as they would have otherwise been refunded or paid to Seller on account of its Business operations.

      2. PURCHASE PRICE - PAYMENT: As full payment for the sale and transfer of the Assets by Seller to Purchaser, Purchaser shall pay to Seller a total consideration (Total Purchase Price) equal to Two Million Three Hundred Four Thousand and 00/100 Dollars ($2,304,000.00) plus an amount equal to the Working Capital Amount at Closing.

2.1   Payment:  The entirety of the total Purchase Price shall be paid either:
      (i) pursuant to a bank cashier's check payable to the order of Seller; or (ii) by electronic fund transfer to the account of Seller pursuant to instructions provided by Seller.

2.2 Allocation of Purchase Price: The Total Purchase Price of the Assets shall be allocated as set forth in Schedule 2.2. Each of the Parties agrees to report this transaction for Federal tax purposes in accordance with the allocation of the Total Purchase Price set forth in said
      Schedule 2.2.

      3. ASSUMPTION OF CONTRACTS AND OBLIGATIONS: Purchaser agrees to assume and pay those accounts payable of Seller at Closing listed in
Schedule 3. It is expressly understood and agreed that Purchaser shall not be liable for any of the obligations or liabilities of Seller of any nature, kind or character other than those specifically assumed by Purchaser under
Section 3, Section 3.1 and 3.1.2.

3.1 Payment of Outstanding Purchase Orders and Contracts: Seller's purchase orders which relate to goods, supplies and materials to be received by the Seller in the ordinary course of operating the Business, and which are not included in the Schedule 1.1 Inventory list, and which are outstanding (not received or paid for) as of Closing (Outstanding Purchase Orders) will be assumed and paid for by Purchaser, and the following process will be applicable relative thereto:

      3.1.1 Review of Purchase Records: At Closing [or a time sufficiently close to the time thereof that a material deviation will not occur], Purchaser shall review the Seller's purchase records in order to determine: (i) the identity of the vendors associated with each Outstanding Purchase Order; (ii) the method committed to by Seller for payment thereof; and (iii) the status relative to the delivery of those supplies and goods to be received by Seller under the Outstanding Purchase Orders [e.g. not shipped, shipped but not received, received but not processed, etc.]. An itemization of such materials, supplies and goods (Outstanding Purchase Order Items) shall be compiled indicating: (i) the identity of all such goods, supplies and materials; (ii) the identity of, and all contact information for, the vendor associated with each such item or group of items; (iii) the Outstanding Purchase Order associated therewith; (iv) the amount to be paid on account of all such items and the terms for the payment thereof; (v) the methodology expected for the payment of such item or items; and
              (vi) the execution of such listing by both Seller and Purchaser. The compiled listing of Outstanding Purchase Order Items will be attached hereto as Schedule 3.1.1.

      3.1.2 Assumption of Contracts: In addition to the above, Purchaser will assume and pay those of Seller's contract obligations (e.g. equipment leases, service and maintenance contracts, etc.) as listed on Schedule 3.1.2.

      4. TRANSACTION RELATED TAXES: Seller shall pay all sales and use taxes arising out of the transfer of the Assets and shall pay its portion, prorated as of the Closing Date, of any state and local real and personal property taxes associated with the Business of Seller. Purchaser shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date [Section 5.3].

      5. ESCROW: Closing of the transactions contemplated by the within agreement shall take place at 3233 Arlington Ave., Suite 203, Riverside, California 92506. LARRY K. REYNOLDS, Attorney at Law, shall be the Escrow Agent. Seller and Purchaser do hereby irrevocably instruct said Escrow Agent to act in conformance with the following, and, except for any act(s) of gross negligence or willful misconduct committed by Escrow Agent in conjunction with Escrow Agent's handling of the within described Escrow, the parties hereto agree to indemnify and hold Escrow Agent free and harmless from any claims or demands which arise out of or are in any way related to any of the matters addressed or referred to in the within Agreement. Seller and Purchaser each acknowledge that LARRY K. REYNOLDS is a Partner in the law firm of REYNOLDS & JENSEN, LLP, which firm represents Purchaser in this Transaction and is therefore not neutral. The parties agree to utilize said LARRY K. REYNOLDS to organize and facilitate the Closing in an orderly fashion and both understand and agree that if a dispute arises between them relative to the subject matter hereof, said LARRY K. REYNOLDS will not proceed until they resolve their differences.

5.1 Seller's Deposits with Escrow Agent: Unless a different time is specified, at or before Closing [Section 5.3], Seller shall deliver to the Escrow Agent the following:

      5.1.1 Agreement: Four (4) copies of the within Agreement originally executed by Seller shall be deposited with the Escrow Agent no later than five (5) business days after the signing thereof and such deposit shall be deemed to be the Opening of Escrow.

      5.1.2 Schedules: Copies of all schedules to the within Agreement with a written statement that Seller has approved same for attachment hereto or, in lieu of any particular schedule required herein for the benefit of Seller, a written statement of waiver of the requirement thereof.

      5.1.3 Certificate of Products Liability Insurance: The certificate of products liability insurance as required pursuant to
               Section 12.2.2.

      5.1.4 Certifications and Resolutions: Certified resolutions by Seller's board of directors, in form satisfactory to counsel for Purchaser, authorizing the execution and performance of this Agreement and all actions to be taken by Seller under this Agreement. Seller shall deposit with Escrow Agent the following certifications and resolutions, each dated as of Closing and indicating that they are valid as of that date:

               (1) A certification that there are no agreements to which Seller is a party or of which Seller is aware, whether oral or written, under which there exists any rights of any third party to purchase all or any portion of the Assets or any of the outstanding shares of stock of Seller.

               (2) A certification identifying all officers and members of the board of directors of Seller.

               (3) A certification executed by Packer and a duly authorized officer of Seller certifying that all of Seller's representations and warranties under this Agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date.

               (4) A certification executed by a duly authorized officer of Seller certifying that all shareholders action necessary to effect the sale of Assets as contemplated herein has been obtained, or, if not obtained, none was required.

      5.1.5 Instruments of Transfer: Instruments of assignment and transfer of all property of Seller being sold hereunder including bills of sale, assignments of intellectual property rights and licenses (or replacements therefore which specify Purchaser as being the owner thereof), rights under agreements, trademarks, trade names, patents, patent applications, patent licenses, processes, formulas, formulizations, recipes, shop rights, and other property, tangible or intangible. Simultaneously with the consummation of the Closing, Seller, through its officers, agents, and employees, will put Purchaser into full possession and enjoyment of all properties and assets to be conveyed and transferred by this Agreement.

      5.1.6 Opinion Letter of Seller's Counsel: The opinion of Seller's counsel described in Section 10.5.

      5.1.7 Consulting Agreement: Two (2) copies of a fully executed copy of a Consulting Agreement pursuant to which Packer becomes a consultant to Purchaser for a period three (3) years from and after the date of Closing [Section 13.2].

      5.1.8 Further Documents: Seller, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Purchaser, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser for the purpose of assigning, transferring, granting, conveying, and confirming to Purchaser, or reducing to possession, any or all property to be conveyed and transferred under this Agreement including accurate instructions associated with reproducing formulas, formulizations, commercial recipes, and the like, so that Purchaser can continue the Business. If requested by Purchaser, Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Purchaser any claims, rights, or benefits that are transferred to Purchaser under this Agreement and that require prosecution or enforcement in Seller's name. Any prosecution or enforcement of claims, rights, or benefits under this paragraph shall be solely at Purchaser's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller.

5.2 Purchaser's Deposits with Escrow Agent: At or before Closing (as that term is defined in Section 5.3), Purchaser shall deliver to the Escrow Agent the following:

      5.2.1 Agreement: Four (4) copies of the within Agreement originally executed by Purchaser.

      5.2.2 Cash - Purchase Price: A bank cashier's check in an amount equal to the Total Purchase Price calculated in the manner set forth in Section 2.1.

      5.2.3 Schedules: Copies of all schedules to the within Agreement with a written statement that Purchaser has approved same for attachment hereto or, in lieu of any particular schedule required herein for the benefit of Purchaser, a written statement of waiver of the requirement thereof.

      5.2.4 Certifications and Resolutions: Certified resolutions by Purchaser's Board of Directors, in form satisfactory to counsel for Seller, authorizing the execution and performance of this Agreement and all actions to be taken by Purchaser under this Agreement. Purchaser shall deposit with Escrow Agent the following certifications and resolutions, each dated as of Closing and indicating that they are valid as of that date:

               (1) A certification executed by a duly authorized officer of Purchaser certifying that all of Purchaser's representat-ions and warranties under this Agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date.

      5.2.5 New Lease: Two (2) fully executed copies of the lease of the Business Premises [Section 6.8.1(1)].

      5.2.6 Consulting Agreement: Two (2) copies of a fully executed copy of a Consulting Agreement pursuant to which Packer becomes a consultant for Purchaser for a period three (3) years from and after the date of Closing [Section 13.2].

      5.2.7 Instruments of Assumption: Any instruments of assumption of liabilities of Purchaser listed and marked by asterisk in
               Schedule 3, fully executed by Purchaser.

      5.2.8 Opinion Letter of Purchaser's Counsel: The opinion letter of Purchaser's counsel described in Section 11.3.

      5.2.9 Further Documents: Purchaser, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further documents, assurances, and instruments, reasonably requested by Seller, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Seller to carry out the terms hereof.

5.3 The Closing: The transfer of the Assets by Seller to Purchaser and the consummation of any and all other transactions referenced herein (the Closing) shall take place at the offices of the Escrow Agent above specified at any time chosen by Escrow Agent on July 8, 1997 but only if the following conditions exist: (i) all deposits required to be made pursuant to Sections 5.1 and 5.2, or any other section hereof, have been made; and (ii) all conditions precedent to Seller's and Purchaser's performance have been met [as evidenced by receipt of certification thereof by Escrow Agent] or any particular condition has been waived in writing by the party in whose benefit such condition operates. As used herein, the term "Closing Date" refers to the date that such conditions are met and the Escrow Agent performs the Closing; or the date and time agreed upon in writing between Seller and Purchaser; or the date to which the Closing is advanced or postponed under this section. The parties indicate that it is their desire that the Closing Date be effective as of 12:01 a.m., July 8, 1997 even though the physical actions required to effect the Closing may occur during the business day of July 7 or July 8, 1997. If on the anticipat-ed Closing Date of July 8, 1997, Seller has not been able to obtain all waivers, consents, assignments and the like of any private parties and governmental agencies which may be required by this Agreement, then either Purchaser or Seller, on written notice to the other, may postpone the Closing to a time not later than 10:00 A.M., July 31, 1997. If through Seller's fault, Closing has not occurred by July 31, 1997, then Purchaser may elect to extend the time for Closing through and including August 15, 1997, in which event, all costs incurred by Purchaser reasonably related to being prepared for Closing (audits, opinions, attorney fees, finance charges and the like) shall be paid by Seller through Escrow. For purposes hereof, an event preventing
      Closing shall be deemed to be Seller's fault if the occurrence or non-occurrence of that event was solely within the power of the Seller and, through the action of Seller, could have occurred on or before July 31, 1997. At such time as Escrow Agent is in a position to do so, if at all, and in conformance with the timing specified in this Section, Escrow Agent shall close Escrow by doing the following:

      5.3.1 Attach copies of required Schedules to the within Agreement to the duplicate originals thereof and distribute one copy each to the Purchaser and Purchaser's attorney and one copy each to Seller and Seller's attorney.

      5.3.2 Deliver to the Seller the cashier's check representing the cash portion of the Purchase Price calculated in accordance with
               Section 2.1.

      5.3.3 Deliver the written certifications and resolutions deposited by Seller to Purchaser.

      5.3.4 Deliver the written certifications and resolutions deposited by Purchaser to Seller.

      5.3.5    Deliver the instruments of transfer to Purchaser.

      5.3.6    Deliver the opinion letter of Seller's counsel to Purchaser.

      5.3.7    Deliver the Certificate of Products Liability Insurance to
               Seller.

      5.3.8 Deliver one copy of the Consulting Agreement to Packer and one to Purchaser.

      5.3.9    Deliver the opinion letter of Purchaser's counsel to Seller.

      5.3.10 Deliver a copy of the Lease to the owner and another to Purchaser.

      5.3.11   Deliver any other deposited documents as required.

      If Escrow is not in a condition to be closed on or before July 31, 1997, and if Escrow is not further extended through the mutual agreement of Purchaser and Seller, then the Escrow shall be deemed to be cancelled, all documents and funds deposited with the Escrow Agent shall be returned to the party depositing such, and the within Agreement shall be of no further force or effect as between the parties.

      6. SELLER'S REPRESENTATIONS AND WARRANTIES: Seller and Packer jointly and severally covenant and warrant to Purchaser that at the time of execution of the within Agreement and continuously thereafter through and including the Closing:

6.1 Validity of Corporation: Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do interstate and intrastate business and is in good standing in all other jurisdictions in which it is required to be qualified to conduct business therein.

6.2   Seller's Stock:  Packer is the sole shareholder of Seller.

6.3 Seller Includes Shareholders: For purposes of making the within representations and warranties, the term "Seller" shall refer to CCS and all of its shareholders.

6.4 Financial Statements: Schedule 6.4 to this Agreement sets forth the balance sheets of CCS as of the end of each of its three (3) immediately prior fiscal years, and the related statements of income and retained earnings for the three years ending on those date, and the representation is made that such statements are unaudited but prepared by Seller's independent public accountant, whose opinions with respect to those financial statements are included in said Schedule 6.4. The financial statements in Schedule 6.4 are herein referred to as the "Financial Statements". The Financial Statements have been compiled on a cash basis in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants consistently followed by Seller throughout the periods indicated, and fairly present the financial position of Seller on a cash basis as of the respective dates of the balance sheets included in the Financial Statements, and the results of its operations for the respective periods indicated.

6.5 Absence of Specified Changes: Except as may be otherwise expressly set forth in the attached Schedule 6.5, since the last compiled Financial Statements relative to the Seller referred to in the immediate preceding Section 6.4, there has not been any:

      6.5.1 Transaction by Seller except in the ordinary course of its Business;

      6.5.2    Capital expenditure by Seller exceeding $1,000.00;

      6.5.3 Material adverse change in the financial condition, liabilit-ies, assets, business, or prospects of Seller;

      6.5.4 Destruction, damage to, or loss of any asset of the Business (whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of Seller's Business;

      6.5.5 Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Seller relative to its Business;

      6.5.6 Revaluation by Seller of any of Assets associated with its Business;

      6.5.7 Sale or transfer of any asset of Seller's Business except in the ordinary course of business;

      6.5.8 Amendment or termination of any contract, agreement, or license relative to Seller's Business to which Seller is a party, except in the ordinary course of business;

      6.5.9 Loan by Seller to any person or entity, or guaranty by Seller of any loans relative to its Business or otherwise;

      6.5.10 Mortgage, pledge, or other encumbrance of any asset of Seller relative to its Business;

      6.5.11 Waiver or release of any right or claim of Seller except in the ordinary course of its Business;

      6.5.12 Commencement or notice or threat of commencement of any civil litigation or any governmental proceeding against or invest-igation of the affairs of Seller relative to its Business;

      6.5.13 Labor trouble or claim of wrongful discharge or other unlawful labor practice or action relative to the Seller's Business;

      6.5.14 Agreement by any party encompassed by the term "Seller" as broadly defined for the within representations and warranties, to do any of the things described in the preceding Sections
               6.5.1 through 6.5.13; or

      6.5.15 Other event or condition of any character that has, or might reasonably have, a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of Seller and its Business.

6.6 Sales Tax: All sales and use tax liabilities of Seller accruing before the Closing Date have been fully satisfied or provided for.

6.7 Employee Taxes and Contributions: Except for employee wages, salaries and bonuses to be paid by Seller for the payroll period during which the Closing Date occurs, no employee withholding, contributions, interest, or penalties are due to the labor department for each state in which Seller has employees, and as such items which have accrued as of the date of Closing, Seller will pay the same.

6.8 State Taxes: Seller has filed all income tax returns required to be filed prior to the Closing Date and has paid all taxes and/or estimates of taxes required to paid on account of income to Seller for the periods covered by such returns. With regard to income tax liabilities accru-ing prior to Closing, Seller will pay the same.

6.9 Assets Being Sold by Seller: The following specifies the assets of Seller being sold hereunder to Purchaser:

      6.9.1 Real Property: Schedule 6.9.1 to this Agreement is a complete and accurate list of all real property leased or occupied by Seller which relate to its Business operations, together with an accurate general and legal description of each such proper-ty. Such Schedule also sets forth brief descriptions of all buildings and other major improvements located on such proper-ties. The zoning for each parcel of property described in said Schedule permits the presently existing improvements and the continuation of the business presently being conducted on such parcel. Seller has not commenced, nor has Seller received notice of the commencement of, any proceeding that would affect the present zoning classification of any such parcel. There are no underground storage tanks located on any real property described in said Schedule in which any Hazardous Material, as defined below, has been in the past five (5) years, or is being, stored, nor has there been any spill, disposal, dis-charge, or release of any Hazardous Material into, upon, from, or over such parcel or into or upon ground or service water thereon. There are no asbestos containing materials incor-porated into the buildings or interior improvements that are part of any parcel of real property described in said Schedule or into other Assets which are to be sold hereunder, nor is there any electrical transformer, fluorescent light fixture with ballast, or other equipment containing PCB's thereon. As used in this Section, Hazardous Material means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local governmental author-ity where the substance, material, or waste is located.

      6.9.2 Inventory: The inventories of raw materials, work-in-progress, and finished goods as evidenced by the written inventory to be attached hereto as Schedule 1.1 (collectively "Inventories") are the property of Seller, except for sales made in the ordinary course of business since the date of the applicable balance sheet; for each of these sales, either the purchaser has made full payment or the purchaser's liability to make pay-ment is reflected in the books of Seller. No items included in the Inventories have been pledged as collateral or are held by Seller on consignment from others except as may be set forth in Schedule 6.9.2.

      6.9.3 Tangible Personal Property: Schedule 6.9.3 to this Agreement is a complete and accurate schedule describing, and specifying the location of, all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, rigs, molds, patterns, drawings, computer systems (including all hardware and software associated therewith), films, plates and artwork, and all other tangible personal property owned by, in the possession of, or used by Seller in connection with the Business, except invent-ories of raw materials, work-in-progress, and finished goods. The property listed in Schedule 6.9.3 constitutes all such tangible personal property necessary for the conduct by Seller of its Business as now conducted. All of the motor vehicles listed in Schedule 6.9.3 are in operating condition and repair. Except as stated in Schedule 6.9.3, no personal property used by Seller in connection with its Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of Seller.

      6.9.4 Trade Names, Trademarks and Copyrights: Schedule 6.9.4 to this Agreement is a schedule of all trade names, trademarks, service marks and copyrights and their registrations, owned by Seller relative to its Business Operations, or in which it has any rights or licenses, together with a brief description of each. Seller has taken all steps necessary to create and maintain in full force and effect all proprietary rights in such trade names, trademarks, servicemarks and copyrights, including but not necessarily limited to the registration thereof as well as any subsequent required filings with appropriate State and/or
               Federal regulatory agencies. Seller has not infringed, and is not now infringing, on any trade name, trademark, servicemark, or copyright belonging to any other person, firm or corporation. Except as set forth in Schedule 6.9.4, Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise, with respect to any trademarks, servicemarks, trade names, or applications for them, or any copyrights relative to its Business operations. Seller owns, or holds, adequate licenses or other rights to use, all trademarks, servicemarks, trade names, and copyrights necessary for its Business as now conducted by it (including, without limitation, those listed in Schedule 6.9.4), and such use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others. Seller has the right to sell or assign to Purchaser all owned trademarks, trade names, servicemarks, and all such licenses and other rights associated with its Business.

      6.9.5 Patents and Patent Rights: Schedule 6.9.5 to this Agreement is a complete schedule of all patents, inventions, industrial models, processes, designs, and applications for patents owned by Seller or in which it has any rights, licenses, or immunit-ies relative to its Business. The patents and applications for patents listed in Schedule 6.9.5 are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within ninety (90) days after the Closing Date. There have been no interference actions or other judicial, arbitration, or other adversary proceedings concern-ing the patents or applications for patents listed in Schedule
               6.9.5. Each patent application is awaiting action by its respective patent office except as otherwise indicated in
               Schedule 6.9.5. The manufacture, use, or sale of the invent-ions, models, designs and systems covered by the patents and applications for patents listed in Schedule 6.9.5 do not violate or infringe on any patent or any proprietary or person-al right of any person, firm or corporation; and Seller has not infringed, nor is it now infringing, on any patent or other right belonging to any person, firm or corporation. Except as set forth in Schedule 6.9.5, Seller is not a party to any license, agreement, or arrangement, whether as licensee, licensor, or otherwise, with respect to any patent, applicat-ion for patent, invention, design, model, process, trade secret, or formula relative to its Business. Seller has the right and authority to use and to transfer to Purchaser such inventions, trade secrets, processes, models, designs and formulas as are necessary to enable it to conduct, and to continue to conduct, all phases of its Business in the manner presently conducted by it, and such use does not, and will not, conflict with, infringe on, or violate any patent or other rights of others.

      6.9.6 Trade Secrets and Proprietary Information: Schedule 6.9.6 to this Agreement is a true and complete itemization showing relative to Seller's Business: (i) in general terms by product name or other identifier all of Seller's secret or non-secret formulas, recipes and processes, know-how, and other technical data; and (ii) customer lists, computer programs and routines. Such are referred to collectively herein as Trade Secrets.
               At Closing, each Trade Secret's documentation required to be given to Purchaser through Escrow (Section 10.11) is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use by Purchaser without reliance on the specific knowledge or memory of others.

               (1) Seller is the sole owner of each of these Trade Secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others. Seller has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these Trade Secrets; any of its employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these secrets, or have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these Trade Secrets are proprietary to Seller and not to be divulged or misused.

               (2) After the signing hereof and continuing after Closing, neither Seller nor Packer will disclose and of the Trade Secrets to any person, firm or entity unless pursuant to written consent from Purchaser, or Purchaser's successor in interest. All of the Trade Secrets in the form kept by Seller are, to the best of Seller's and Packer's know-ledge, not part of the public knowledge or literature; nor to Seller's and Packer's knowledge have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Seller.

               (3) The documentation associated with the Trade Secrets is by this reference made a part of the within Agreement.

      6.9.7 Business Name: Seller represents, warrants, and covenants that except for possible rights of unrelated third parties to use similar business names, Seller has the right, in perpetuity, to use the name "California Chemical Specialties" for and in con-nection with all Business of whatever kind and character con-ducted previously or in the future by Seller, and that Seller has not granted and will not grant to any other person, firm, or for Seller, the right to use, and that Seller will not itself use such name or names, or any names similar thereto, in any capacity whatsoever after Closing; it being specifically acknowledged, understood and agreed that such is one of the Assets being sold by Seller to Purchaser hereunder.

      6.9.8 Intangibles - Licenses: A true and complete list of all intangible assets and licenses, other than those specifically referred to or described elsewhere in this Agreement, and the location of any evidences of ownership thereof, are set forth in Schedule 6.9.8 to this Agreement.

      6.9.9 Title, Condition and Status of Assets: Seller has good and marketable title to all the respective Assets and interests in Assets, whether real, personal, mixed, tangible or intangible, which constitute all the assets and interests in assets that are used in the business, and which are being sold pursuant to the terms of this Agreement. All these Assets are free and clear of restrictions on or conditions to transfer or assign-ment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for: (i) those disclosed in Seller's consolidated balance sheets included in the Financial Statements; (ii) the lien of current taxes not yet due and payable; and (iii) possible minor matters that, in the aggregate, are not substantial in amount and do not mater-ially detract from or interfere with the present or intended use of any of these assets or materially impair the Business operations conducted by Seller. Seller is not in default or in arrears in any material respect under any lease associated with its Business operations, the interest of which will be assigned and sold under the terms of this Agreement. All real property and tangible personal property associated with the Business of Seller, or which may be otherwise sold under the terms of the within Agreement, is in good operating condition and repair, ordinary wear and tear excepted. Seller is in possession of all premises leased to them from others relative to its Business operations. Any copyrights, patents, trade-marks, tradenames, or trade secrets in which a shareholder, officer, director or employee of Seller, of any spouse, child, or other relative of any of these persons owns or has any direct or indirect interest, is being sold to Purchaser under the terms of the within Agreement and by affixing their signatures thereto, such persons join in the within Agreement and sell such assets to Purchaser. Seller does not occupy any real property in violation of any law, regulation or decree.

      6.9.10 Customers and Sales: Schedule 6.9.10 to this Agreement is a correct and current list of the twenty highest gross sales customers of Seller, together with summaries of the sales made to each such customer during the most recent fiscal year and thereafter through the date of the last interim profit and loss statement contained within the Financial Statements. Except as indicated in said Schedule 6.9.10, Seller has no informat-ion, or is it aware of any facts,indicating that any of these customers intend to cease doing business with Seller or mater-ially alter the amount of the business they are presently doing with Seller.

      6.9.11 Insurance Policies: Schedule 6.9.11 to this Agreement is a description of all insurance policies held by Seller concern-ing its Business and properties. All these policies are in the respective principal amounts set forth in said Schedule
               6.9.11. Seller has maintained, and now maintains: (i) insur-ance on all its assets and businesses of the type customarily insured, covering property damage and loss of income by fire or other casualty; and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. Seller is not in default with respect to payment of premiums on any such policies. Except as may be set forth in Schedule 6.9.11, no claim is pending under any such policy.

      6.9.12   Representative, Output, Requirements, and Other Contracts:
               Relative to the Business conducted by Seller, Seller is not a party to, nor is any of its property bound by, any distribut-or's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mort-gage, deed of trust, or lease; or any agreement that is un-usual in nature, duration, or amount (including, without limit-ation, any agreement requiring the performance by Seller of any obligation for a period of time extending beyond one (1) year from the Closing Date or calling for consideration of more than $10,000.00); except the agreements listed in Schedule 6.9.12, copies of which have been furnished to Purchaser. There is no default or event that, with notice or lapse of time, or both, would constitute a default by any party to any of these agree-ments. Seller has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Seller is not a party to, nor is its property bound by, any agreement that is materially adverse to its Business, properties, or financial condition.

6.10 Compliance With Laws: Seller hereby represents and warrants with regard to all federal, state, and local laws that:

      6.10.1 Environmental Issues: To the best of Seller's knowledge, information and belief after diligent inquiry, Seller has complied in all material respects with all federal, state, local environmental protections laws or regulations and have not been cited for any violation of any such law or regulation. No material capital expenditures will be required for compli-ance with any applicable federal, state, or local laws or regulations now in force relating to the protection of the en-vironment. There is no pending audit known to Seller, or any of Seller's officers or employees, by any federal, state, or local governmental authority with respect to ground water, soil, or air monitoring; the storage, burial, release, trans-portation or disposal of hazardous substances; or the use of underground storage tanks by Seller, or relating to the facili-ties of either. Seller has no agreement with any third party or federal, state, or local governmental authority relating to any such environmental matter or any environmental cleanup.

      6.10.2 Compliance with OSHA: To the best of Seller's knowledge, in-formation and belief after diligent inquiry, Seller has comp-lied with all requirements of the Occupational Safety and Health Act and any state equivalent and regulations promulgated under any such legislation where Seller may do business, the consequences of a violation of which would have a material ad-verse effect on its Business operations, and with all orders, judgments, and decrees of any tribunal under such legislation that applies to its Business or properties.

      6.10.3 Export Administration Amendments: To the best of Seller's knowledge, information and belief after diligent inquiry, Seller is not in violation of any provision of the Export Administration Amendments of 1977 or the Foreign Corrupt Prac-tices Act of 1977 as the same may have been amended from time to time.

      6.10.4 No Payments to Governmental Officials: Seller has not direct-ly or indirectly paid or delivered any fee, commission, or other money or property, however characterized, to any finder, agent, governmental official, or other party, in the United States or any other country, that is in any manner related to the business operations of Seller, and that Seller knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction. Seller has not participated, directly or indirectly, in any boycott or similar practice affecting any of its actual or potential customers. Seller has, at all times, done business in an open and ethical manner.

      6.10.5 Other Laws: To the best of Seller's knowledge, information and belief after diligent inquiry, Seller has complied with, and is not in violation of, any other applicable federal, state, or local statute, law, or regulation (including, without limitat-ion, any applicable building, zoning, environmental protection, or other law, ordinance or regulation) affecting its propert-ies and its Business operation.

6.11 Litigation: Except as may be set forth in Schedule 6.11, there is not pending, or, to the best knowledge of Seller, threatened, any suit, act-ion, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Seller's Business, assets, or financial condition. The matters set forth in Schedule 6.11 (if any) if decided adversely to Seller will not result in a material adverse change in the business, assets, or financial condition of Seller. Seller has furnished or made available to Purchaser copies of all relevant court papers and other documents relating to the matters set forth in Schedule 6.11. Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality. Except as set forth in said Schedule 6.11, Seller is not presently engaged in a legal action to recover monies due to it.

6.12 Agreement Will Not Cause Breach or Violation: The consummation of the transactions contemplated by this Agreement will not result in or cons-titute any of the following:

      6.12.1   A breach of any term or provision of this Agreement;

      6.12.2 A default or an event that, with notice or lapse of time, or both, would be a default, breach, or violation of the Charter, Articles of Incorporation or Code of Regulations of Seller, or any lease, license, promissory note, conditional sales con-tract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which Seller is a party, or by which either of them or the property of either is bound;

      6.12.3 An event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or obligat-ion of Seller; or

      6.12.4 The creation or imposition of any lien, charge or encumbrance on any of the properties of Seller being sold hereunder.

6.13 Authorities and Consents: Seller has the right, power, legal capacity, and authority to enter into, and perform, its obligations under this Agreement, and no approvals or consents of any persons are necessary in connection with the sale of the Assets contemplated hereby. The execut-ion and delivery of this Agreement by Seller has been duly authorized by all necessary corporate and shareholder actions.

6.14 Interest in Customers, Suppliers and Competitors: Except as may be set forth in Schedule 6.14, neither Seller, nor any officer, director, or employee of Seller, nor any spouse or child of such officer, director or employee, has any direct or indirect interest in any competitor, sup-plier, or customer of Seller, or in any person from whom or to whom such Seller leases any real or personal property, or in any other person with whom Seller is doing business.

6.15 Management and Personnel: Seller also makes the following representat-ions and warranties relative to management and personnel:

      6.15.1 Identification and Compensation: Schedule 6.15.1 sets forth a list of names, addresses, and social security numbers of all officers, directors, employees, agents, manufacturers repre-sentatives, sales representatives and the like of Seller sta-ting the rates of compensation payable to each.

      6.15.2 Employment Contracts and Benefits: Schedule 6.15.2 to this Agreement sets forth a list of all of Seller's material employ-ment contracts, collective bargaining agreements, and pension, bonus, profit sharing, stock option, or other agreements pro-viding for employee remuneration or benefits. All these con-tracts and arrangements are in full force and effect, and neither Seller nor any other party is in default under them. There have been no claims of defaults and, to the best know-ledge of Seller, there are no facts or conditions that if con-tinued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to Seller's knowledge, any threatened labor disputes, strikes, or work stoppages affecting or impacting on the Seller's Business. Seller has complied with all applicable laws for each of their respective employee benefit plans, including the provisions of the Employee Retirement Income Security Act (ERISA) if and to the extent applicable. There are no threatened or pending claims by or on behalf of any such benefit plan, by or on be-half of any employee covered under any such plan, or otherwise involving any such benefit plan, that allege a breach of fidu-ciary duties or violation of other applicable state or federal law, nor is there, to Seller's knowledge, any basis for such a claim.

      6.15.3 Power of Attorney Authority: Schedule 6.15.3 lists: (i) the names and addresses of all persons holding a power of attorney on behalf of Seller; and (ii) the names and addresses of all banks or other financial institutions in which Seller has an account, deposit, or safe deposit box, with the names of all persons authorized to draw on those accounts or deposits or to have access to such boxes.

6.16 Full Disclosure: None of the representations and warranties made by Seller (as broadly defined), or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any materially untrue statement of a material fact or omits to state any material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading.

      7. PURCHASER'S REPRESENTATIONS AND WARRANTIES: Purchaser represents and warrants to Seller that:

7.1 Organization: Purchaser is a corporation duly organized, existing, and in good standing under the laws of the State of California. The execut-ion and delivery of this Agreement and the consummation of this trans-action by Purchaser has been duly authorized, and no further corporate authorization is necessary on the part of Purchaser.

7.2 Further Consents and Approvals: No consent, approval, or authorization of, or declaration, filing, or registration with, any United States federal or state government regulatory authority is required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement. It is acknowledged that disclosure of the within acquisition and the terms associated therewith to the SEC within the appropriate time period after closing will be required.

      8. SELLER'S OBLIGATIONS BEFORE CLOSING: Seller covenants that from the date it executes this Agreement and continuously thereafter through
Closing:

8.1 Purchaser's Access to Properties and Information: Purchaser, and its accountants, counsel, and other representatives, shall have full access during normal business hours to all properties (real or personal), leaseholds, books, accounts, records, contracts, and documents of or relating to Seller's Business. Seller shall furnish, or cause to be furnished, to Purchaser and its representatives, all data and informat-ion concerning the business, finances, any types of properties, lease-hold interests, and the like, of Seller that may reasonably be request-ed.

      8.1.1 Confidential Information: Nothing in this Agreement shall obligate Seller to disclose any confidential information or provide any access to representatives of Purchaser prohibited or not authorized by applicable governmental authority.

8.2 Conduct of Business in Normal Course: Seller will carry on its Bus-iness and activities diligently and in substantially the same manner as it previously has been carried out and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, manage-ment, accounting, or operation that varies materially from those methods used by Seller as of the date of this Agreement.

8.3 Preservation of Business and Relationships: Seller will use its best efforts, without making any commitments on behalf of Purchaser, to preserve its Business organization intact, to keep available to Seller its present officers and employees, and to preserve its present relat-ionships with suppliers, customers, and others having business relation-ships with it.

8.4 Corporate Matters: If it would impact adversely on the sale of the Assets contemplated hereby, Seller will not: (i) amend its Charter, Articles of Incorporation or Code of Regulations; (ii) issue any shares of its capital stock; (iii) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued or transferred; or
     (iv) agree to do any of the acts listed above.

8.5 Maintenance of Insurance: Seller will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its Business. At the request of Purchaser, and at Pur-chaser's sole expense, the amount of insurance against fire or other casualties that, as of the date of this Agreement, Seller carries on any of its properties or in respect to its business operations shall be increased by the amount or amounts Purchaser shall specify, provided, however, that such increase is reasonable under the circumstances.

8.6 Employees and Compensation: Seller will not do, or agree to do, any of the following acts relative to its Business: (i) make any change in compensation payable, or to become payable, by it to any officer, emp-loyee, sales agent, or representative; (ii) make any change in benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or
      (iii) modify any collective bargaining agreement to which it is a party or by which it may be bound.

8.7 No New Transactions: Relative to its Business, Seller will not do, nor agree to do, without Purchaser's consent, any of the following acts:

      8.7.1 Enter into any contract, commitment, or transaction not in the usual and ordinary course of such business;

      8.7.2 Enter into any contract, commitment, or transaction not in the usual and ordinary course of its business involving an amount exceeding $5,000.00, individually, or $25,000.00 in the aggre-gate;

      8.7.3 Make any capital expenditures or enter into any leases of cap-ital equipment or property in an aggregate amount exceeding $1,000.00; or

      8.7.4    Disposition of any capital assets.

8.8 Dividends, Distributions and Acquisitions of Stock: To the extent that such could adversely impact on the Assets being sold hereunder, Seller will not do any of the following:

      8.8.1 Declare, set aside, or pay any dividend or make any distribut-ion in respect to its capital stock;

      8.8.2 Directly or indirectly purchase, redeem, or otherwise acquire any shares of its capital stock; or

      8.8.3 Enter into any agreement obligating it to do any of the fore-going prohibited acts.

8.9 Payment of Liabilities and Waiver of Claims: From and after the effect-ive date hereof through Closing, relative to its Business, Seller will not do, or agree to do any of the following acts: (i) pay any obligat-ion or liability, fixed or contingent, other than current liabilities;
      (ii) waive or compromise any right or claim; or (iii) cancel, without full payment, any note, loan, or other obligation owing to Seller.

8.10 Existing Agreements: Relative to its Business, Seller will not modify, amend, cancel, or terminate any of its existing contracts or agree-ments, or agree to do any of those acts.

8.11 Consent of Others: As soon as reasonably practical after the execution and delivery of this Agreement, and in any event on or before the Clos-ing Date, Seller will obtain the written consent of the persons, firms or entities identified in Schedule 8.11 to this Agreement with whom Seller has binding contracts or licensing requirements relating to the conduct of the operation of the Business and will furnish to Purchaser, through Escrow, executed copies of those consents.

      8.11.1 Purchaser will exercise its best efforts, and promptly execute and deliver any documents and instruments that may be reason-ably required, to assist Seller in obtaining such consents, provided, however, that Purchaser shall not be obligated under this Section to execute any guarantee, assumption of liability, or other document or instrument requiring it to assume obligat-ions not contemplated by this Agreement.

8.12 Representations and Warranties True at Closing: All representations and warranties of Seller set forth in this Agreement and in any written statements delivered to Purchaser by Seller under this Agreement will also be true and correct as of the Closing Date as if made on that date.

      9. PURCHASER'S OBLIGATIONS BEFORE CLOSING: Purchaser agrees that, unless and until the Closing has been consummated, Purchaser and its officers, directors, and other representatives will hold in strict confidence, and will not use to the detriment of Seller any data and/or information with respect to the Business of Seller obtained in connection with this transaction or Agree-ment, except insofar as that data and information may be required by law to be included in any proxy statement or other documentation required of Purchaser. If the transactions contemplated by this Agreement are not consummated, Pur-chaser will return to Seller all data and information that Seller may reason-ably request, including, but not limited to, worksheets, test reports, man-uals, lists, memoranda and other documents prepared by or made available to Purchaser in connection with this transaction.

9.1 Purchaser's Assistance: Purchaser will use its best efforts to assist Seller in obtaining the consent of all necessary persons and agencies to the assignment and transfer to Purchaser of any and all properties, assets, and agreements, including agreements with the United States government or any of its agencies, to be assigned and transferred under the terms of this Agreement.

9.2 Consents: As soon as reasonably practicable after the execution and delivery of this Agreement, and in any event on or before the Closing Date, Purchaser will obtain the consents of all necessary persons to Purchaser's performance of this Agreement and to Purchaser's assumpt-ion of any obligations under it.

9.3 Resale Certificate: Purchaser agrees to furnish any necessary resale certificate or other documents reasonably requested by Seller to comply with the provisions of any applicable sales and use tax laws, but, if sales and/or use tax is applicable to any of the Assets being sold hereunder, Seller shall pay same.

9.4 Waiver of Bulk Sales Notification: Purchaser waives compliance with the provisions of the California Commercial Code relating to bulk trans-fers in connection with the this sale of assets, subject to the indem-nities of Seller contained in this Agreement. Such waiver shall in no way be construed to operate as a release of Seller's obligation to pay all debts associated with the Business which arise prior to Closing, other than those specifically assumed by Purchaser. Seller agrees to indemnify and hold Purchaser free and harmless from any claims made by creditors of the Business arising prior to Closing except to the extent that such may be assumed by Purchaser. Nothing in this Section will estop or prevent Purchaser from asserting as a bar or defense to any action or proceeding brought under that law that it does not apply to the sale contemplated by this Agreement.

      10. CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE: The obligations of Purchaser to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Section 10. Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if Seller [including Packer] shall be in default of any of their representations, warranties, or covenants under this Agreement.

10.S Accuracy of Seller's Representations and Warranties: Except as other-wise permitted by this Agreement, all representations and warranties by Seller [used in its broadest sense], or in any written statement that shall be delivered to Purchaser by any of them under this Agreement, shall be true in all material respects on and as of the Closing Date as though made at that time.

10.2 Performance by Seller: Seller [as used in its broadest sense] shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

10.3 No Material Adverse Change: During the period from the most recent balance sheet and profit and loss statements supplied with the Financial Statements to the Closing Date, and during the period from the Effect-ive Date through the Closing Date, there shall not have been any mat-erial adverse change in the financial condition or the results of Sel-ler's Business operations, and Seller shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its bus-iness.

10.4 Certification by Seller: Purchaser shall have received a certificate, dated or effective as of the Closing Date, signed and verified by Seller and Sellers's President and Treasurer, in such detail as Purchaser and its counsel may reasonably request that, to the best of their knowledge, the conditions specified in Sections 10.1, 10.2 and 10.3 have been fulfilled.

10.5 Opinion of Seller's Counsel: Purchaser shall have received from Sel-ler's counsel an opinion dated as of the Closing Date, in form and substance satisfactory to Purchaser and its counsel, that:

      10.5.1 Seller is duly organized and validly existing and in good standing under the laws of the State of California and has all necessary corporate power to own its properties as now owned and may operate its business as now operated.

      10.5.2 To the best knowledge and belief of counsel, there are no out-standing subscriptions, options, rights, warrants, etc., oblig-ating Seller to issue or transfer any additional shares of its capital stock of any class which would adversely impact on the ability of Seller to sell the Assets.

      10.5.3 This Agreement has been duly and validly authorized and, when executed and delivered by Seller, will be valid and binding on Seller [including Packer], except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      10.5.4 Except as set forth in Schedule 6.11 to this Agreement, such counsel does not know of any suit, action, arbitration, or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting Sel-ler Businesses or properties, or financial or other condition.

      10.5.5 Neither the execution nor the delivery of this Agreement, nor the consummation of the transaction contemplated in this Agree-ment will constitute: (i) a default or an event that would, with notice or lapse of time, or both, constitute a default under, or violation or breach of, Seller's Charter, Articles of Incorporation or Code of Regulations, or any indenture, license, lease, franchise, mortgage, instrument, or other agreement to which Seller [used to its broadest sense to in-clude Packer] is a party or by which they or the properties of Seller may be bound; or (ii) an event that would permit any party to any Agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligat-ion of such Seller; or (iii) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any Asset to be sold hereunder relative to the Seller's Business.

      In giving any opinion based on Counsel's knowledge, Counsel will be entitled to rely on written representations or certifications of Seller [including Packer], provided that such reliance is stated in the opinion letter and copies of the writing upon which Counsel relies are attached to such opinion letter.

10.6 Absence of Litigation: No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement, or to its consummation, shall have been instituted or threatened on or before the Closing Date.

10.7 Letter Regarding Changes: Purchaser shall have received from Seller's independent public accountant a letter dated as of the Closing Date, stating that, on the basis of a limited review (not an audit) of the latest available accounting records of Seller, consultations with res-ponsible officers of Seller, and other pertinent inquiries that such accountant may deem necessary, such accountant has no knowledge or reason to suspect that during the period from the date of the latest compiled financial statement to a specified date not more than two (2) business days before the Closing Date, there was any change in the financial condition or results of the operations of Seller except changes incurred in the ordinary and usual course of its business during that period that, in the aggregate, are not materially adverse, and any other changes or transactions contemplated by this Agreement.

10.8 Satisfaction re Key Customer: Prior to Closing, Purchaser and Seller shall have met with Tammy Taylor, a key customer of Seller, and Pur-chaser is satisfied that such customer will continue to do business with Purchaser after Closing to approximately the same extent as said cust-omer did with Seller prior to Closing.

10.9 Corporate Approval - Seller: The execution and delivery of this Agree-ment by Seller and the performance of its obligations and covenants under it shall have been duly authorized by all necessary corporate action, and Purchaser shall receive copies of all resolutions pertain-ing to that authorization, certified by the Secretary of Seller.

10.10 Corporate Approval - Purchaser: The board of directors and holders of the appropriate amount of shareholder voting power (if required) of Pur-chaser shall have duly authorized and approved the execution and deli-very of this Agreement, and all corporate action necessary or proper to fulfill Purchaser's obligation to be performed under this Agreement on or before the Closing Date.

10.11 Specific Trade Secret Information: The specific location of each Trade Secret's documentation, including with specificity its complete des-cription, specifications, formulization, charts, procedures, and other material relating to it, will have been delivered to Purchaser through Escrow at Closing but will not be attached hereto as a Schedule.

10.12 New Lease: Two (2) copies of a written Lease agreement ("Lease") under the terms of which the Business Premises is leased to Purchaser, origin-ally executed by the owner of the Business Premises as Lessor and by Purchaser as Lessee, shall be deposited to Escrow for delivery to the owner and Purchaser at Closing. The terms of the Lease shall include, but not be limited to: (i) the term of the Lease shall be 12 months;
      (ii) a provision that the Lease shall be valid, enforceable and ef-fective only upon the successful Closing of the transaction contem-plated by the within Agreement; and (iii) a provision that the Business Premises must meet the standards imposed by all applicable laws, rules and/or regulations for the conduct of the Business by Purchaser from the Business Premises, and if such standards are not met, Purchaser will give notice of that fact to the owner of the Business Premises who can either elect to bring the Business Premises into compliance at his expense, or Purchaser shall have the right to forthwith terminate the Lease and remove itself from possession of the Business Premises.

10.13 Consents: All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise, pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Purchaser.

10.14 Approval of Documentation: The form and substance of all certificates, instruments, opinions and other documents delivered to Purchaser under this Agreement shall be satisfactory in all reasonable respects to Pur-chaser and its counsel.

      11. CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE: The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all of the following condit-ions. Seller may waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if Purchaser should be in default of any of its repre-sentations, warranties or covenants under this Agreement.

11.1 Accuracy of Purchaser's Representations and Warranties: All represen-tations and warranties by Purchaser contained in this Agreement or in any written statement delivered by Purchaser under this Agreement shall be true on and as of the Closing Date as if such representations and war-ranties were made on and as of that date.

11.2 Purchaser's Performance: Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy before or at the Closing.

11.3 Opinion of Purchaser's Counsel: Purchaser shall have furnished Seller with an opinion, dated as of the Closing Date, of counsel for Purchaser, in form and substance satisfactory to Seller and its counsel, to the effect that:

      11.3.1 Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite corporate power to perform its obligat-ions under this Agreement;

      11.3.2 All corporate proceedings required by law or by the provisions of this Agreement to be taken by Purchaser on or before the Closing Date, in connection with the execution and delivery of this Agreement and the consummation of the transactions con-templated by this Agreement have been duly and validly taken;

      11.3.3 Purchaser has the corporate power and authority to acquire the Assets for the consideration set forth in this Agreement;

      11.3.S Every consent, approval, authorization, or order of any court or governmental agency or body that is required for the con-summation by Purchaser of the transactions contemplated by this Agreement has been obtained and will be in effect on the Closing Date;

      11.3.5 The consummation of the transactions contemplated by this Agreement does not violate or contravene any provision of any charter, bylaw, or resolution of Purchaser, or of any indent-ure, agreement, judgment, or order to which Purchaser is a party or by which Purchaser is bound.

      In rendering his opinion, counsel for Purchaser may rely on certifi-cates of governmental authorities and on opinions of associate counsel or other counsel for Purchaser.

11.4 Purchaser's Corporate Approval: The board of directors and holders of the appropriate amount of shareholder voting power (if required) of Purchaser shall have duly authorized and approved the execution and delivery of this Agreement, and all corporate action necessary or pro-per to fulfill Purchaser's obligation to be performed under this Agreement on or before the Closing Date.

11.5 Absence of Litigation: No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

11.6 Approval of Documentation: The form and substance of all certificates, instruments, opinions and other documents delivered to Seller under this Agreement shall be satisfactory in all reasonable respects to Seller and its counsel.

      12. SELLER'S OBLIGATIONS AFTER CLOSING: After Closing, Seller [used in its broadest sense to include Packer] shall have the following obligations:

12.1 Seller's Indemnification: Seller shall indemnify, defend, and hold harmless Purchaser against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reason-able attorney fees that it shall or may incur or suffer, which arise, result from, or relate to: (i) any breach of, or failure by, Seller to perform any of Seller's representations, warranties, covenants, or agreements in this Agreement, or in any schedule, certificate, schedule, or other instrument furnished or to be furnished by Seller under this Agreement; (ii) liabilities claimed or established relative to the manufacture, assembly, production, marketing, delivery, and/or placement into the stream of commerce of any product of Seller at or prior to Closing [Prior Products]; and (iii) any claim of environmental damage from hazardous waste at any location occupied in any manner by Seller or any predecessor occupant of such location, at or prior to Closing. Purchaser shall promptly notify Seller of the existence of any claim, demand, or other matter to which Seller's indemnification obligations would apply and shall give reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Purchaser shall at all times also have the right to fully participate in the defense at its own expense. If Seller shall, within a reasonable time after such notice, fail to defend, Purchaser shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of Seller. If the claim is one that cannot by its nature be defended solely by Seller (including, without limitation, any federal or state tax proceeding), then Purchaser shall make available all information and assistance that Seller may reasonably request.

12.2 Seller's Non-Competition and Post Closing Agreements: In consideration of the payment of the amount specified in Section 2, Seller [used in its broadest sense to include Packer], agree that they will not, at any time within the five (5) year period immediately following the Closing Date, directly or indirectly, engage in, or have any interest in, any person, firm, corporation or business (whether as an employee, officer, direct-or, agent, security holder, creditor, consultant, or otherwise) that engages in any activity anywhere in the world where Purchaser may now or in the future conduct business, which activity is the same as, similar to, or competitive with, any activity engaged in by Seller's Business. The provisions of this non-competition covenant shall be assignable to any successor in interest of all or any portion of all or any portion of the Business as it may be conducted by Purchaser after Closing and may be enforced by any such successor in interest against Seller.

      12.2.1 Construction of Covenant Not to Compete: The parties intend that the non-competition covenant contained immediately above shall be construed as a series of separate covenants, one for each county within the State of California and one for each county in all other states of the United States of America, or any governmental subdivision of any country within the rest of the world. Except for geographic coverage, each such separate non-competition covenant shall be deemed identical in terms to the non-competition covenant contained immediately above. If, in any judicial or arbitration proceeding, a court or arbi-trator shall refuse to enforce any of the separate covenants deemed included in this section, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate non-competition covenants to be enforced.

      12.2.2 Products Liability Insurance: Seller will obtain and pay for a runoff occurrence form product liability policy (also known as "tail" coverage) with limits of at least $500,000 per occur-rence/$1,000,000 aggregate with a deductible of $5,000 per claim and an excess policy with a limit of a minimum of $2,000,000. Such "runoff" occurrence policies will cover the period from 12:01 a.m. of the Closing Date through 12:01 a.m. of the day after the 3rd anniversary date of the Closing Date and be in Seller's name with Purchaser and Packer being in-cluded as additionally named insureds thereon. Any deductible payment obligation under the "runoff" occurrence policies will be paid by Seller. A certificate of insurance showing the acquiring of such insurance will be deposited by Seller into Escrow at or prior to Closing.

               Irrespective of insurance coverage, Seller agrees to be res-ponsible for real and alleged injuries involving all defense expenses, indemnification expenses, settlement of claims pay-ments, notices of injury, and all administrative proceedings involving products sold by Seller prior to Closing for all claims made relating to such products that occur on or before the 3rd anniversary date of Closing.

      12.2.3 Confidential Information: Seller further agrees not to divulge, communicate, use to the detriment of Purchaser or for the benefit of any other person or persons, or misuse in any way, any confidential information or trade secrets of Pur-chaser, including personnel information, secret processes, know-how, customer lists, recipes, formulas, or other technical data. Seller acknowledges and agrees that any information or data that Seller may have acquired on any of these matters or items was received in confidence and as a fiduciary of Pur-chaser.

      12.2.4 Change of Name: Seller agrees that immediately after the Closing Date it will take all action required to change any name under which it does business so that such do not include the words "California Chemical" or "California Chemical Specialties" or a name similar thereto and from and after the Closing Date, Seller [used in its broadest sense] will not engage in any business or activity which it previously conduct-ed while it owned the Business.

12.3 Transition Facilitation by Seller: Commencing upon Closing, Seller agrees to provide the following transition facilitations to Purchaser:

      12.3.1 General Administration Support Services: For a period of up to three (3) calendar months after Closing, Seller shall, to the extent reasonably requested by Purchaser to facilitate the business transition from Seller's management to Purchaser's management, provide invoicing, check writing (except payroll), purchasing, and related reports, and the like under the super-vision and ultimate control of Purchaser. These services will be provided at the expense of Purchaser; it being acknowledged that Purchaser will not be obligated to pay any amounts to Packer over and above the amounts Packer will receive under the consulting agreement [Section 13.2].

      12.3.2 Collections Received by Seller: The Parties acknowledge the likelihood that payments for invoicing by Purchaser in operat-ing the Business from and after Closing may be received by Seller. Within three (3) days of the receipt of any such pay-ment, Seller is required to remit to Purchaser the amount thereof with a complete accounting indicating all invoice numbers, customer identification numbers, and any other reasonably re-quired tracing information. Not more often than once every month during the first six (6) calendar months after Closing, and not more often than once every three (3) calendar months thereafter, Purchaser, through its duly authorized represen-tatives, shall have the right to audit Sellers' cash receipt records to verify the accuracy of the accountings for payments received by Seller which are to be turned over to Purchaser in accordance with the terms of this Section.

      12.3.3   Chargebacks and Other Adjustments from Pre-Closing Transactions:
               Chargebacks from customers, pricing errors, returned goods which are not reasonably capable of being resold, rebates, promotions, and the like, which result in credits which may be invoked against Purchaser in the operation of the Business after Closing, but related to transactions occurring prior to Closing, shall be compiled and periodically submitted by Pur-chaser to Seller for review. To the extent that Seller does not object in writing to Purchaser within ten (10) days after the receipt of such compilation, Purchaser shall have the right to deduct the amount associated therewith from the next ensuing payment owing to Packer by Purchaser under the Consulting Agreement [Section 13.2]. As to items to which Seller objects, Seller and Purchaser will attempt in good faith to negotiate a resolution of the dispute, and if unsuccessful, Purchaser shall be left to its remedies set forth in Section 17.

12.4 Seller's Inability or Unwillingness to Perform: Packer agrees that he will cause Seller to take all appropriate actions to fulfill its obli-gations hereunder and to the extent that Seller does not or cannot, Packer will undertake responsibility therefor.

      13. PURCHASER'S OBLIGATIONS AFTER CLOSING: After Closing, Purchaser shall have the following obligations:

13.1 Purchaser's Indemnity: Purchaser shall indemnify, defend, and hold harmless Seller [used in its broadest sense to include Packer],against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, includ-ing interest, penalties, and reasonable attorney fees that they shall or may incur or suffer, which arise, result from, or relate to any breach of, or failure by, Purchaser to perform any of their representations, warranties, covenants, or agreements in this Agreement specifically in-cluding the payment of Seller's obligations assumed by Purchaser here-under as identified on Schedule 3, or in any schedule, certificate, schedule, or other instrument furnished or to be furnished by Purchaser under this Agreement. Seller shall promptly notify Purchaser of the existence of any claim, demand, or other matter to which Purchaser's indemnification obligations would apply and shall give them a reason-able opportunity to defend the same at their own expense and with counsel of their own selection; provided that Seller shall at all times also have the right to fully participate in the defense at their own expense. If Purchaser shall, within a reasonable time after such notice, fail to defend, Seller shall have the right, but not the obli-gation, to undertake the defense of, and to compromise or settle (exer-cising reasonable business judgment) the claim or other matter on be-half, for the account, and at the risk, of Purchaser. If the claim is one that cannot by its nature be defended solely by Purchaser (includ-ing, without limitation, any federal or state tax proceeding), then Seller shall make available all information and assistance that Pur-chaser may reasonably request.

13.2 Consulting Agreement: a Consulting Agreement in form and substance satisfactory to each of them and which will provide, among other things, that: (i) it shall be effective if, and only if, Closing occurs;
      (ii) for a period of three years after Closing, Packer shall make his services available to Seller on an "as needed" basis at all times reasonable under the circumstances; and (iii) a consulting fee will be paid by Purchaser to Packer in the amount of $100,000 per year payable $8,333.33 per month payable as provided in the Consulting Agreement. A copy of the Consulting Agreement is attached hereto as Schedule 13.2.
      If Purchaser and Packer cannot come to mutual agreement as to the terms of the Consulting Agreement, then Purchaser may, at its sole option elect to continue with completion of the purchase of the Assets here-under and waive the requirement of a Consulting Agreement with Packer.

      14. PUBLICITY: All notices to third parties and all other public-ity concerning the transactions contemplated by this Agreement shall be joint-ly planned and coordinated by and between Purchaser and Seller. No party shall act unilaterally in this regard without the prior written approval of the other; however this approval shall not be unreasonably withheld.

      15.      COSTS:

15.1 Finder's or Broker's Fees: Purchaser and Seller each represent and warrant to the other that neither has agreed to pay any broker and/or finder in connection with the purchase of the Assets as contemplated by this Agreement, and, as far as either knows, no broker or other per-son is entitled to any commission or finder's fee on its account re-lative thereto. Seller and Purchaser each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

15.2 Non-Escrow Expenses: Each party shall pay all non-escrow costs and ex-penses incurred or to be incurred by it or them in negotiating and pre-paring this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

15.3 Escrow Expenses: All costs and charges associated with conducting the Escrow that may be charged by the Escrow Agent shall borne by Purchaser.

      16. MISCELLANEOUS PROVISIONS: The following general and miscel-laneous provisions shall be applicable relative to the within Agreement.

16.1 Parties in Interest - Assignment: Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement. No party hereto may assign its interest under the within Agreement to any third person, firm or entity without the prior written consent of the other party.

16.2 Successors in Interest: Subject to any prohibition against assignment contained herein, the within Agreement shall be binding on, and shall enure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

16.3 Entire Agreement - Modification - Waiver: This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes and replaces all prior and con-temporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

16.4 Headings and References: The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its pro-visions.

16.5 Interpretations and Definitions: The language in all parts of this Agreement shall in all cases be simply construed according to its fair meaning and not strict before or against any one party hereto. Unless otherwise provided for herein, or unless the context otherwise requires, the following definition and rules of construction shall apply hereto:

      16.5.1 Number and Gender: In this Agreement the neuter gender includes the feminine and masculine and the singular number includes the plural, and the word "Person" includes corpora-tion, partnership, firm, or association where ever the context so requires.

      16.5.2 Mandatory and Permissive: "Shall," "Will" and "Agree" are mandatory; "May" is permissive.

      16.5.3 Captions: Captions of the articles, sections and paragraphs hereof are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or mean-ing thereof.

      16.5.4 Parties: "Parties" shall refer to Seller and Purchaser above identified and, if the context requires, the term "Seller" shall refer to CCS and Packer.

16.6 Recovery of Litigation Costs: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the success-ful or prevailing party or parties shall be entitled to recover reason-able attorneys' fees and other costs incurred in that action or proceed-ing, in addition to any other relief to which it or they may be entitled.

16.7 Further Assurances: All of the Parties hereto agree to perform any and all acts and to execute and deliver any and all documents which may be necessary and convenient to carry out the provisions of this Agreement.

16.8 Venue - Governing Law: This Agreement shall be deemed to have been made and entered into in the City of Rancho Cucamonga, County of San Bernard-ino, State of California, and all legal actions or arbitrations pertain-ing thereto shall occur with regard to such specification of venue.
      This Agreement shall be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

16.9 Unique Obligations: Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely im-practicable to measure the resulting damages; accordingly, the non-defaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be ade-quate. Notwithstanding any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this agreement, if the purchase and sale contemplated by it shall be consummated at the Closing, each of the parties waives any rights that it or they may have to rescind this Agreement or the transaction consummated by it; provided, however, that this waiver shall not affect any other rights or remedies available to the parties under this Agreement or under the law.

16.10 Notices: All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the day or actual delivery if mailed by first-class mail, registered or certified, postage prepaid, return receipt requested, or sent by expedited courier, and properly addressed as follows:

      To Seller:              CALIFORNIA CHEMICAL SPECIALTIES, INC.
                              Eugene Packer
                              10871 Valley Dr.
                              Riverside, California 92505

      with a copy to:         George Atkinson III
                              Attorney at Law
                              500 N. State College Blvd., Suite 1200
                              Orange, California 92868

      To Purchaser:           PACER TECHNOLOGY
                              9420 Santa Anita Avenue
                              Rancho Cucamonga, California 91730

      with a copy to:         Larry K. Reynolds, Esq.
                              REYNOLDS & JENSEN, LLP
                              3233 Arlington Avenue, Suite 203
                              Riverside, California 92506

      Any party may change its address for purposes of this section by giving the other parties written notice of the new address in the manner set forth above.

16.11 No Waiver of Breach: No failure by either of the parties hereto to insist upon the strict performance by any of the other parties hereto of any covenant, agreement, term, or condition hereof, or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such covenant, agreement, term, or condition. No waiver of any breach shall affect or alter this Agree-ment, but each and every covenant , condition, agreement and term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.

16.12 Counterparts: This Agreement and any amendments hereto may be executed in several counterparts, and all of such executed documents shall cons-titute one agreement binding on all of the parties hereto, notwithstand-ing that all of the parties are not signatory to the same original or the same counterpart.

16.13 Invalidity of Any Term: In the event that any term or provision of this Agreement shall be held by a court of competent jurisdiction to be in-valid, the remainder of the terms and provisions of this Agreement shall not be affected thereby in any respect.

16.14 Severability: If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other conditions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

      17. LITIGATION AND ARBITRATION OF DISPUTES: The parties hereby agree to submit all controversies, claims and matters of difference between them which arise under, or are related to, the within Agreement, to arbitra-tion in Rancho Cucamonga, California except that as an adjunct to any such arbitration, a legal action for any injunctive relief that may be necessary may be obtained in the appropriate court in San Bernardino County, California. Without limiting the generality of the foregoing, the following shall be con-sidered controversies hereunder: (a) all questions relating to the breach of any obligation, warranty or condition hereunder; (b) failure of any party to deny or reject a claim or demand of any other party; and (c) all questions as to whether the right to arbitrate any question exists. Arbitration may pro-ceed in the absence of any party if written notice of the proceedings has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such award shall be final and binding on all parties to the extent and in the manner provided by California statute. All awards may be filed with the clerk of the appropriate court in the county in which Corpora-tion's principal office is located, as a basis of judgment and for the issu-ance of execution for its collection and, at the election of the party making such filing, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such an award is rendered or that party's property.

17.1 Limited Pre-Hearing Discovery: The parties to any dispute hereunder shall have the right to engage in limited pre-hearing discovery as fol-lows: Each party to said dispute shall be entitled to one (1) request for document production and shall be entitled to take the deposition, under oath, of each other party to said dispute. Said discovery shall proceed pursuant to the provisions of the California Code of Civil Pro-cedure governing discovery in civil litigation and all conditions and objections allowed under the rules of said California Code of Civil Procedure shall be allowed with respect to such discovery. The arbi-trator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity should the arbi-trator determine that discovery was sought without substantial jus-tification or that discovery was refused or objected to without sub-stantial justification.

17.2 Application of California Law: The arbitrator shall apply California law as though he is bound by applicable statutes and precedents in case law, and shall endeavor to decide the controversy as though he was a judge in a California court of law. The arbitrator shall have the power to issue any award, judgment, decree or order of relief that a court of law or equity could issue under California law, including but not limit-ed to money damages, specific performance, or injunctive relief; and for such purposes it is hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of any provision of this Agreement, it being the intention of this sentence to make clear the agreement of the parties that the res-pective rights and obligations of the parties hereunder shall be enforc-eable in any arbitration proceedings in accordance with principles of equity as well as law except to the extent that a court of the State of California may be required to given injunctive relief. The arbitrator shall prepare a written decision that will be supported by written find-ings of fact and conclusions which adequately set forth the basis of his decision and which cites the statutes and precedents applied and relied upon in reaching his decision. The award, judgment, decree or order, and the findings of the arbitrator, shall be final, conclusive and bind-ing upon the parties, and judgment upon the award and enforcement of any other judgment, decree or order of relief granted by the arbitrator may be entered or obtained in any court of competent jurisdiction upon the application of any party to the dispute. This agreement to arbitrate shall be self-executing without the necessity of filing any action in any court and shall be specifically enforceable under the prevailing arbitration law.

17.3 Commencement of Arbitration - Alternative Arbitrator: To commence arbitration, the aggrieved party shall given written notice of demand for arbitration to the other party, in writing, within thirty (30) days after the events which have given rise to the controversy, claim or dispute. Any such dispute or controversy submitted to arbitration shall be decided by a single arbitrator selected by mutual agreement of the parties that are involved in the dispute; provided, however, that no agent, attorney, employee, relative of any party, or other person who has a financial interest in said dispute may be appointed. In the event within thirty (30) days after the demand for arbitration is received by the non-complaining party, the parties associated with the dispute can-not agree upon the selection of the arbitrator which satisfies the fore-going requirements, then the arbitrator shall be a judge selected by the Judicial Arbitration and Mediation Services (J A M S) Panel asso-ciated with the San Bernardino office of J A M S; such selection by J A M S to occur based upon the application to J A M S by any party to the dispute.
      The fees of the arbitrator shall be borne equally by the parties. Any arbitrator shall be a person experienced in negotiating, making and consummating acquisition agreements and if J A M S cannot accommodate this requirement, then the arbitrator shall be chosen by the American Arbitration Association in accordance with its rules.

      18. CONDITIONS PERMITTING TERMINATION: Except upon the valid postponement of the Closing Date, any party may, on the Closing Date, terminate this Agreement, without liability to any other party:

18.1 Action or Proceeding: If any bona fide action or proceeding shall be pending against any party on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlaw-ful the performance of this Agreement; or

18.2 Governmental Action: If any agency of the Federal or of any State govern-ment shall have objected at or before the Closing Date to this acquisi-tion or to any other action required by or in connection with this Agree-ment; or

18.3 No Counsel Approval: If the legality and sufficiency of all steps taken and to be taken by the parties and their shareholders in carrying out this Agreement shall not have been approved by counsel as required by this Agreement.

      19. DEFAULTS PERMITTING TERMINATION: If either Purchaser or Sellers materially defaults in the due and timely performance of any of their respect-ive warranties, covenants, or agreements under this Agreement, the non-defaulting party or parties may, on the Closing Date, give notice of termina-tion of this Agreement, in the manner provided in Section 16.10. The notice shall specify with particularity the default or defaults on which the notice is based. Unless the event of default or defaults are incapable of being cured (in which event termination of this Agreement shall occur forthwith), the termination shall be effective five (5) business days after the Closing Date, unless the specified default or defaults have been cured on or before such effective date for termination.

      20.      NATURE AND SURVIVAL OF REPRESENTATIONS AND
OBLIGATIONS: No representations or warranties whatever are made by any party, except as specifically set forth in this Agreement, or in an instrument, certificate, opinion, or other writing provided for in this Agreement. All statements contained in any of these instruments, certificates, opinions, or other writings shall be deemed to be representations and warranties under this Agreement. The representations and warranties made by the parties in this Agreement or in instruments, certificates, opinions, or other writings provided for in the covenants and agreements to be performed or complied with by the respective parties under it before the Closing Date shall be deemed to be continuing and surviving in the sense that they shall be enforceable after Closing, but shall expire on the fourth (4th) anniversary date following the Closing Date, unless a specific claim in writing with respect to these matters shall have been made, or an action at law or in equity shall have been com-menced or filed, before this anniversary date. Nothing in this section shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted to be performed, in whole or in part, after the Closing Date. Any limitation period for the survival of the above-specified representations and warranties of Seller shall not apply to any fraudulent breach, representation, or warranty, or to any breach or inaccuracy in any representation or warranty known to Seller on or before the Closing Date.

      21. COUNSEL: Each of the parties hereto has been represented by independent legal counsel of his or its own choosing relative to the subject matters of the within Agreement, and none of the parties is relying on any advice or statements of counsel for any other party hereto in entering into this Agreement. If any party executes this Agreement and has not sought counsel relative thereto, that party affirmatively represents and warrants that he, she or it is not relying on counsel for any other party hereto to protect his, her or its legal interests relative to the subject matter hereof.

      22. NO PRESUMPTIONS: Each party acknowledges that such party has participated, with, at its option, the advice of counsel, in the preparation of this Agreement. No party is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity based on any claim that the other party drafted, or controlled the drafting of this Agreement.

      23. EFFECTIVE DATE: This Agreement shall be binding and enforce-able in accordance with its terms as of the latest date specified opposite the signatures of the parties hereto.

                              Execution by Seller

Dated:  June 27, 1997                           CALIFORNIA CHEMICAL
                                                SPECIALTIES, INC.


                                                By:
                                                EUGENE PACKER, President


                            Execution by Purchaser

Dated:  June 27, 1997                            PACER TECHNOLOGY


                                                By:
                                                JAMES T. MUNN, President


                           Execution by Shareholder

      The undersigned, to the extent they are included in making agreements hereunder, hereby join in the above and foregoing Agreement.


Dated:  June 27, 1997



                                                 EUGENE PACKER, Individually



                   AMENDMENTS AND MODIFICATIONS TO AGREEMENT

      That certain Sale of Assets Agreement ("Agreement") entered into by and between California Chemical Specialties, Inc. as "Seller" and Pacer Technology as "Purchaser" dated for reference purposes June 27, 1997, is hereby amended and modified as follows:

1. Section 1.1(i) - Excluded Assets: Section 1.1(i) is modified to read in its entirety as follows:

      (i) all property and rights listed as assets of Seller in the schedules attached to this Agreement, other than property and rights specifically excluded [the "Excluded Assets"] as more specifically identified and set forth in Schedule 1(i)];

2. Section 4 - Transaction Related Taxes: Section 4 is hereby modified to eliminate any requirement of proration and will read in full as follows:

               4. TRANSACTION RELATED TAXES: Seller shall pay all sales and use taxes arising out of the transfer of the Assets and shall pay any state and local real and personal property taxes associated with the Business of Seller which have accrued or which are due prior to Closing. Purchaser shall not be responsible for any of business, occupation, with-holding, or similar tax, or any taxes of any kind related to Seller, its assets, and/or its Business, for any period before the Closing Date [Section 5.3].

3.    Financial Changes - Deletion of Section 10.7 - New Section 6.17:  Section
      10.7 is hereby deleted from the Agreement and a new Section 6.17 is added to the Agreement which will read in full as follows:

      6.17 Representations Regarding No Changes: Seller (including CCS and Packer) represent and warrant that neither has any know-ledge or reason to suspect that during the period from the date of the latest compiled financial statement for CCS to the time of Closing, there was any change in the financial condition or results in the operations of CCS except: (i) changes incurred in the ordinary and usual course of the business of CCS during that period that, in the aggregate, are not materially adverse; and/or (ii) any other changes or transactions contemplated by this Agreement.

4. Section 10.7 - Letter Regarding Changes: Section 10.7 is deleted in its entirety.

                              Execution by Seller

Dated:  July 15, 1997                           CALIFORNIA CHEMICAL
                                                SPECIALTIES, INC.


                                                By:
                                                EUGENE PACKER, President


                            Execution by Purchaser


Dated:  July 15, 1997                         PACER TECHNOLOGY


                                              By:
                                              JAMES T. MUNN, President



                           Execution by Shareholder

      The undersigned, to the extent he is included in making agreements under the Agreement, hereby joins in the above and foregoing Agreement.


Dated:  July 15, 1997



                                            EUGENE PACKER, Individually


































                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Regist-rant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                                PACER TECHNOLOGY





                                                Roberto J. Cavazos, Jr.
                                                Chief Financial Officer


Date: July 28, 1997



























                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                                PACER TECHNOLOGY




                                                /s/Roberto J. Cavazos, Jr.
                                                Roberto J. Cavazos, Jr.
                                                Chief Financial Officer


Date: July 28, 1997